EXHIBIT 99.1

Contact Information:
Scott C. McDonald	Karin Smith
President & Chief Executive Officer	Director of Marketing
Tel 408-852-8009	Tel 408-852-8034
Fax 408-852-8109	Fax 408-852-8134
smcdonald@castelle.com	ksmith@castelle.com

FOR IMMEDIATE RELEASE                                                                    APRIL 26, 2006

Castelle Reports Strong Financial Results for First Quarter of Fiscal Year 2006

MORGAN HILL, CA – April 26, 2006 – Castelle® (Nasdaq: CSTL), a leader in ‘all-in-one’ network fax solutions for business and enterprise markets, today reported financial results for the Company’s first quarter ended March 31, 2006.

Revenues and Earnings Continue Growth Trend

Revenues for the first quarter of 2006 totaled $2.99 million, up 15% from $2.59 million in the first quarter of 2005. This represented the Company’s highest quarterly revenues since the fourth quarter of 2000.

The Company achieved net income of $206,000, or $0.05 per fully diluted share, for the first quarter of 2006, representing an increase of 53% from net income of $135,000, or $0.03 per fully diluted share, in the first quarter of 2005. The increase for the first quarter of 2006 was achieved despite being negatively impacted by non-cash share-based compensation expenses of $82,000, or $0.01 per fully diluted share, related to the adoption of fair value accounting for share-based compensation. No comparable expenses occurred in the first quarter of 2005. Net income in the first quarter of 2005 was negatively impacted by approximately $180,000, or $0.04 per fully diluted share, as a result of certain accounting and legal fees.

“Our first quarter of 2006 was a clear reflection of Castelle’s successful expansion into the enterprise market with FaxPress Premier™,” said Scott McDonald, President and CEO of Castelle. “FaxPress Premier has been a significant contributor in helping Castelle capture additional market share, and has been one of the key drivers behind our revenue and earnings growth. Also in the first quarter, Castelle introduced a more robust digital fax server, FaxPress Enterprise™, to support the increasing demand for installations in digital environments. FaxPress™, FaxPress Premier and FaxPress Enterprise have been well received by new and existing customers worldwide, and we look forward to expanding our share of the fax server market.”

Castelle Continues to Strengthen its Balance Sheet

Castelle’s balance sheet as of March 31, 2006 reported cash and cash equivalents of $7.14 million, up 5.6% from December 31, 2005. This translates to nearly $1.59 per fully diluted share. Cash has not been at this level since the second quarter of 1997. Castelle remains free of long-term debt.

Strategic Partnerships to Support New Growth Initiatives

Castelle has recently taken several significant steps to expand its product offerings and establish new solution partnerships. In addition to the introduction of FaxPress Enterprise in March, Castelle announced that FaxPress Premier has been approved by Fujitsu Limited as an “Interstage® Enabled” product in Japan. In April, Castelle announced the integration of its fax servers with Ricoh’s new GlobalScan 2.0 software to provide a complete fax solution for all electronic and paper-based documents.

EXHIBIT 99.1

Use of Pro Forma Operating Results

The Company’s GAAP results reflect the adoption of Statement of Financial Accounting Standard No. 123 (revised 2004) “Share Based Payment” (“SFAS No. 123R”). On a non-GAAP basis, net income, excluding share-based compensation expenses, was $288,000 for the first quarter of 2006, which was more than double the net income (GAAP and non-GAAP) of $135,000 in the first quarter of 2005. Prior to fiscal 2006, Castelle had not reported share-based compensation in the determination of its GAAP operating results. Castelle discloses non-GAAP financial measures of net income and net income per share and believes that this non-GAAP information provides historical comparability of its core operating results over multiple reporting periods. These non-GAAP financial measures should not be considered an alternative to earnings and earnings per share presented in conformity with U.S. generally accepted accounting principles. Further, these non-GAAP financial measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the Castelle statements of earnings to the non-GAAP information is provided in the tables attached to this press release.

If you would like to be added to Castelle’s investor email list, please contact Karin Smith at ksmith@castelle.com.

About Castelle

Castelle (Nasdaq: CSTL), a market leader in ‘all-in-one’ network fax solutions for business and enterprise, develops office automation systems that allow organizations to easily implement faxing over local area networks and the Internet. Castelle’s network fax servers, FaxPress™, FaxPress Premier™, and FaxPress Enterprise™ provide a simple way to integrate fax with email, desktop and back-end applications. Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, and online retailers. Visit Castelle online at www.castelle.com.

FaxPress™, FaxPress Premier™, and FaxPress Enterprise™ are trademarks of Castelle.

Forward-Looking Statements

This press release may contain forward-looking statements, including but not limited to references to revenue growth and our ability to successfully expand our product offerings to penetrate new and current markets. These statements are subject to risks and uncertainties, including but not limited to the impact on our results from fluctuations in demand for our products, our ability to maintain and increase market share, the timely development, acceptance and pricing of our products, the impact on EPS from future non-cash tax provisions or benefits and general economic conditions as they affect our customers. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K and 10-Q. The Company assumes no obligation to update the forward-looking information.

EXHIBIT 99.1

CASTELLE
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2006	March 31, 2005

Revenues:
Products	$ 2,187	$ 1,893
Services	802	701
Total net revenues	2,989	2,594

Cost of revenues:
Products	791	542
Services	276	270
Total cost of revenues	1,067	812

Gross profit	1,922	1,782

Operating expenses:
Research and development	485	439
Sales and marketing	674	598
General and administrative	616	635
Total operating expenses	1,775	1,672

Operating income	147	110

Other income, net	59	25
Income before income taxes	206	135

Provision for income taxes	—	—
Net income	$ 206	$ 135

Net income per common share:
Basic	$ 0.05	$ 0.04
Diluted	$ 0.05	$ 0.03

Shares used in per share calculation:
Basic	4,001	3,820
Diluted	4,485	4,465

EXHIBIT 99.1

CASTELLE
Pro Forma Condensed Consolidated Statements of Earnings
Excluding 123R Share Based Payment Expenses
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2006	March 31, 2005

Revenues:
Products	$ 2,187	$ 1,893
Services	802	701
Total net revenues	2,989	2,594

Cost of revenues:
Products	791	542
Services	266	270
Total cost of revenues	1,057	812

Gross profit	1,932	1,782

Operating expenses:
Research and development	455	439
Sales and marketing	665	598
General and administrative	583	635
Total operating expenses	1,703	1,672

Operating income	229	110

Other income, net	59	25
Income before income taxes	288	135

Provision for income taxes	—	—
Net income	$ 288	$ 135

Net income per common share:
Basic	$ 0.07	$ 0.04
Diluted	$ 0.06	$ 0.03

Shares used in per share calculation:
Basic	4,001	3,820
Diluted	4,485	4,465

EXHIBIT 99.1

CASTELLE
GAAP to Pro Forma Reconciliation of Statements of Earnings
Excluding 123R Share Based Payment Expenses
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2006
	GAAP	Excluded	Pro forma
Revenues
Products	$ 2,187	$ —	$ 2,187
Services	802	—	802
Total net revenues	2,989	—	2,989

Products	791	—	791
Services	276	(10)	266
Total cost of revenues	1,067	(10)	1,057

Gross profit	1,922	10	1,932

Research and development	485	(30)	455
Sales and marketing	674	(9)	665
General and administrative	616	(33)	583
Total operating expenses	1,775	(72)	1,703

Operating income	147	82	229

Other income, net	59	—	59
Income before income taxes	206	82	288

Provision for income taxes	—	—	—
Net income	$ 206	$ 82	$ 288

Net income per common share:
Basic	$ 0.05	$ 0.02	$ 0.07
Diluted	$ 0.05	$ 0.01	$ 0.06

Shares used in per share calculation:
Basic	4,001		4,001
Diluted	4,485		4,485

EXHIBIT 99.1

CASTELLE
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$ 7,144	$ 6,766
Accounts receivable, net	913	1,137
Inventories	1,300	1,156
Prepaid and other current assets	231	135
Deferred taxes	212	212
Total current assets	9,800	9,406

Property and equipment, net	212	200
Other assets	135	140
Deferred taxes	928	928

Total assets	$ 11,075	$ 10,674

Liabilities and shareholders’ equity

Current liabilities:
Current portion of long-term debt	$ 10	$ 14
Accounts payable	320	286
Accrued liabilities	828	824
Deferred revenue	1,538	1,498
Total current liabilities	2,696	2,622

Long-term debt, net of current portion	—	—
Total liabilities	2,696	2,622

Shareholders’ equity	8,379	8,052

Total liabilities and shareholders’ equity	$ 11,075	$ 10,674

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